EXHIBIT 23



                 CONSENT OF THE DANIEL PROFESSIONAL GROUP, INC.



                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Diversified Senior Services, Inc. and Subsidiaries

          We consent to the use in this Annual Report on Form 10-KSB our report dated March 30, 2001 on the consolidated financial statements of Diversified Senior Services, Inc. and subsidiary as of December 31, 2000 and for the year then ended.


/s/ The Daniel Professional Group, Inc.
THE DANIEL PROFESSIONAL GROUP, INC.
Winston-Salem NC
March  30, 2001